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                                                                    EXHIBIT 15.1

August 8, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 29, 2003 on our review of the interim consolidated financial information of Nabors Industries Ltd. (the "Company") as of March 31, 2003 and for the three-month periods ended March 31, 2003 and 2002 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2003 is incorporated by reference in this Registration Statement.

We are also aware that our report dated July 29, 2003 on our review of the interim consolidated financial information of the Company as of June 30, 2003 and for the three-month and six-month periods ended June 30, 2003 and 2002 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003 is incorporated by reference in this Registration Statement.


Very truly yours,

/s/ PricewaterhouseCoopers LLP